--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
          ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
          TRUSTEE PURSUANT TO SECTION 305(b)(2) ______________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                           Bankers Trust Company
                           Legal Department
                           130 Liberty Street, 31st Floor
                           New York, New York  10006
                           (212) 250-2201
                      (Name, address and telephone number of agent for service)
                        ---------------------------------

            FIRST SIERRA RECEIVABLES EQUIPMENT CONTRACT TRUST 1997-1
              (Exact name of obligor as specified in its charter)


            Delaware                                 Pending
            (State or other jurisdiction of          (I.R.S. employer
            Incorporation or organization)           Identification no.)

            900 Market Street                        19801
            Wilmington, Delaware                     (Zip Code)
            (Address of principal
            executive offices)

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1997-1
                        Equipment Contract - Backed Notes
                       (Title of the indenture securities)

Item 1. General Information.

               Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                          Address
               ----                                          -------

               Federal Reserve Bank (2nd District)           New York, NY
               Federal Deposit Insurance Corporation         Washington, D.C.
               New York State Banking Department             Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item 3. -15.   Not Applicable

Item 16.       List of Exhibits.

               Exhibit 1 -    Restated Organization Certificate of Bankers
                              Trust Company dated August 7, 1990, Certificate of
                              Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                              Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                              33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to
                              Exhibit 1 filed with Form T-1 Statement,
                              Registration No. 333-25843 and Certificate of
                              Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

               Exhibit 2 -    Certificate of Authority to commence business
                              - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                              33-21047.

               Exhibit 3 -    Authorization of the Trustee to exercise
                              corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                              Statement, Registration No. 33-21047.

               Exhibit 4 -    Existing By-Laws of Bankers Trust Company, as
                              amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 333-24509-01.

               Exhibit 5 -    Not applicable.

               Exhibit 6 -    Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

               Exhibit 7 -    The latest report of condition of Bankers
                              Trust Company dated as of June 30, 1997, copy attached.

               Exhibit 8 -    Not Applicable.

               Exhibit 9 -    Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 9th day of September, 1997.


                                       BANKERS TRUST COMPANY

                                       By:  /s/ Lillian K. Peros
                                            ----------------------------
                                                Lillian K. Peros
                                                Assistant Vice President

                               State of New York,

                               Banking Department

     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-seven.

                                                          Manuel Kursky
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                       James T. Byrne, Jr.
                                   --------------------------
                                       James T. Byrne, Jr.
                                       Managing Director


                                       Lea Lahtinen
                                   --------------------------
                                       Lea Lahtinen
                                       Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York         )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                           Lea Lahtinen
                                                    --------------------------
                                                           Lea Lahtinen
-------

Sworn to before me this 19th day
of June, 1997.


         Sandra L. West
-----------------------------
         Notary Public

         SANDRA L. WEST
   Notary Public State of New York
           No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 1998

Legal Title of Bank:  Bankers Trust Company    Call Date: 06/30/97 ST-BK: 36-4840   FFIEC 031
Address:              130 Liberty Street       Vendor ID: D        CERT:  00623     Page RC-1
City, State  ZIP:     New York, NY  10006                                           11
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                            _________________
                                                                                                            |  C400         |
                                                                                ---------------------------------------------
                                                  Dollar Amounts in Thousands   |  RCFD                  Bil Mil Thou       |
-----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                          |  / / / / / / / / / / / / / / / / / /      |
  1.    Cash and balances due from depository institutions
        (from Schedule RC-A):                                                   |  / / / / / / / / / / / / / / / / / /      |
         a.   Noninterest-bearing balances and currency
              and coin(1) ..............................................        |   0081                          1,724,000 | 1.a.
         b.   Interest-bearing balances(2) .............................        |   0071                          2,648,000 | 1.b.
  2.    Securities:                                                             |  / / / / / / / / / / / / / / / / / /      |
         a.   Held-to-maturity securities (from Schedule RC-B, column A)        |   1754                                 0  | 2.a.
         b.   Available-for-sale securities (from Schedule RC-B,
              column D).................................................        |   1773                          3,990,000 | 2.b.
  3    Federal funds sold and securities purchased under agreements to
       resell in domestic offices.......................................        |  / / / / / / / / / / / / / / / / / /      |
       of the bank and of its Edge and Agreement subsidiaries, and in IBFs:     |  / / / / / / / / / / / / / / / / / /      |
        a.   Federal funds sold and securities purchased under agreements
             to resell..................................................        |  1350                           26,430,000| 3.
  4.   Loans and lease financing receivables:                                   |  / / / / / / / / / / / / / / / / / /      |
        a.   Loans and leases, net of unearned
             income (from Schedule RC-C)...............RCFD 2122    17,815,000  |  / / / / / / / / / / / / / / / / / /      | 4.a.
        b.   LESS:   Allowance for loan
             and lease losses..........................RCFD 3123       723,000  |  / / / / / / / / / / / / / / / / / /      | 4.b.
        c.   LESS:   Allocated transfer risk reserve ..RCFD 3128             0  |  / / / / / / / / / / / / / / / / / /      | 4.c.
        d.   Loans and leases, net of unearned income,                          |  / / / / / / / / / / / / / / / / / /      |
             allowance, and reserve (item 4.a minus 4.b and 4.c) .......        |  2125                           17,092,000| 4.d.
  5.   Assets held in trading accounts .................................        |  3545                           40,350,000| 5.
  6.   Premises and fixed assets (including capitalized leases) ........        |  2145                              937,000| 6.
  7.   Other real estate owned (from Schedule RC-M) ....................        |  2150                              195,000| 7.
  8.   Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...................................        |  2130                               96,000| 8.
  9.   Customers' liability to this bank on acceptances outstanding ....        |  2155                              691,000| 9.
 10.   Intangible assets (from Schedule RC-M) ..........................        |  2143                               85,000| 10.
 11.   Other assets (from Schedule RC-F) ...............................        |  2160                            4,633,000| 11.
 12.   Total assets (sum of items 1 through 11) ........................        |  2170                           98,871,000| 12.
                                                                                ---------------------------------------------

--------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company    Call Date: 06/30/97 ST-BK: 36-4840   FFIEC 031
Address:              130 Liberty Street       Vendor ID: D        CERT:  00623     Page RC-1
City, State  ZIP:     New York, NY  10006                                           12
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3


Schedule RC--Continued                                                           __________________________________________
                                                 Dollar Amounts in Thousands    | / / / / / / / /         Bil Mil Thou    |
---------------------------------------------------------------------------------------- ----------------------------------
LIABILITIES                                                                     |  / / / / / / / / / / / / / / / / / /    |
13. Deposits:                                                                   |  / / / / / / / / / / / / / / / / / /    |
       a.   In domestic offices (sum of totals of columns A
            and C from Schedule RC-E, part I)                                   | RCON 2200                 18,026,000    | 13.a.
             (1)   Noninterest-bearing(1) .......RCON 6631    3,184,000..       |  / / / / / / / / / / / / / / / / / /    | 13.a.(1)
             (2)   Interest-bearing .............RCON 6636   14,842,000..       |  / / / / / / / / / / / / / / / / / /    | 13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries,
            and IBFs (from Schedule RC-E                                        |  / / / / / / / / / / / / / / / / / /    |
            part II) ....................................................       | RCFN 2200                 22,173,000    | 13.b.
             (1)   Noninterest-bearing ..........RCFN 6631    1,454,000..       |  / / / / / / / / / / / / / / / / / /    | 13.b.(1)
             (2)   Interest-bearing .............RCFN 6636   20,719,000..       |  / / / / / / / / / / / / / / / / / /    | 13.b.(2)
14.    Federal funds purchased and securities sold under agreements
       to repurchase domestic offices of the bank and                           | RCFD 2800                 14,623,000    | 14.
       of its Edge and Agreement subsidiaries, and in IBFs:..............       |  / / / / / / / / / / / / / / / / / /    |
15.    a.   Demand notes issued to the U.S. Treasury ....................       | RCON 2840                          0    | 15.a.
       b.   Trading liabilities .........................................       | RCFD 3548                 19,819,000    | 15.b.
16.    Other borrowed money:                                                    |  / / / / / / / / / / / / / / / / / /   /|
       a.   With original maturity of one year or less ..................       | RCFD 2332                  6,877,000    | 16.a.
       b.   With original maturity of more than one year  through
            three years..................................................       | A547                         217,000    | 16.b.
       c.  With a remaining maturity of more than three years............       | A548                       4,848,000    | 16.c
17.    Not Applicable.                                                          | / / / / / / / // / / / / / / / / / /    | 17.
18.    Bank's liability on acceptances executed and outstanding .........       | RCFD 2920                    691,000    | 18.
19.    Subordinated notes and debentures ................................       | RCFD 3200                  1,251,000    | 19.
20.    Other liabilities (from Schedule RC-G) ...........................       | RCFD 2930                  4,872,000    | 20.
21.    Total liabilities (sum of items 13 through 20) ...................       | RCFD 2948                 93,397,000    | 21.
                                                                                |  / / / / / / / / / / / / / / / / / /    |
22.    Not Applicable                                                           |  / / / / / / / / / / / / / / / / / /    | 22.
EQUITY CAPITAL                                                                  |  / / / / / / / / / / / / / / / / / /    |
23.    Perpetual preferred stock and related surplus ....................       | RCFD 3838                  1,000,000    | 23.
24.    Common stock .....................................................       | RCFD 3230                  1,001,000    | 24.
25.    Surplus (exclude all surplus related to preferred stock) .........       | RCFD 3839                    540,000    | 25.
26.    a.   Undivided profits and capital reserves ......................       | RCFD 3632                  3,314,000    | 26.a.
       b.   Net unrealized holding gains (losses) on
       available-for-sale securities ....................................       | RCFD 8434             (       3,000)    | 26.b.
27.    Cumulative foreign currency translation adjustments ..............       | RCFD 3284             (     378,000)    | 27.
28.    Total equity capital (sum of items 23 through 27) ................       | RCFD 3210                  5,474,000    | 28.
29.    Total liabilities, limited-life preferred stock,
       and equity capital (sum of items 21, 22,                                 |  / / / / / / / / / / / / / / / / / /    |
       and 28) ..........................................................       | RCFD 3300                 98,871,000    | 29.
                                                                                -------------------------------------------

Memorandum
To be reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement
         below that best describes the most comprehensive level of                                                Number
         auditing work performed for the bank by independent external                                         -------------
         auditors   as   of   any   date   during    1995    .............      | RCFD      6724                N/A       | M.1
                                                                                -------------------------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7  = Other audit procedures (excluding tax preparation work)

8  = No external audit work

----------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.